UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.         )

Filed by the Registrant ☐
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

Enpath Medical, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.
☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

Persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

Enpath Medical, Inc.

15301 Highway 55 West

Plymouth, Minnesota 55447

(763) 559-2613

NOTICE AND PROXY STATEMENT FOR

ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD APRIL 28, 2005

NOTICE

To the Holders of Common Stock of Enpath Medical, Inc.:

The Annual Meeting of Shareholders of Enpath Medical, Inc. (the “Company”) will be held at the Radisson Hotel & Conference Center, 3131 Campus Drive, Plymouth, Minnesota 55441, on Thursday, April 28, 2005 at 3:45 p.m. Minneapolis time, for the following purposes:

1.               To elect six (6) directors to serve until the next Annual Meeting of Shareholders or until their successors are duly elected;

2.               To amend the Enpath Medical, Inc. 1999 Non-Employee Director and Medical Advisory Board Stock Option Plan to (a) increase the number of shares of common stock authorized for issuance thereunder by 200,000, from 200,000 shares to 400,000 shares, and (b) to amend the Plan to allow for grants of restricted stock;

3.               To amend the Enpath Medical, Inc. 1999 Incentive Stock Option Plan to allow for grants of restricted stock;

4.               To ratify the appointment of McGladrey & Pullen, LLP as independent registered public accounting firm for the Company for the fiscal year ending December 31, 2005; and

5.               To consider and act on such other business as may properly come before the meeting or any adjournment or adjournments thereof.

The Company’s Board of Directors has fixed the close of business on March 16, 2005 as the record date for the determination of shareholders entitled to receive notice of and to vote at the meeting and any adjournment or postponements thereof.

By Order of the Board of Directors

/s/ Michael D. Erdman
Michael D. Erdmann
Secretary

March 21, 2005

WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATEAND SIGN THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE IN ORDER TO ENSURE REPRESENTATION OF YOUR SHARES.

Enpath Medical, Inc.

PROXY STATEMENT

TABLE OF CONTENTS

GENERAL INFORMATION
Annual Meeting of Shareholders
Solicitation and Revocation of Proxies
Voting Securities and Rights
CORPORATE GOVERNANCE AND BOARD MATTERS
General
The Board, Board Committees and Meetings
Director Independence
Director Nominations
Remuneration of Members of the Board of Directors
Code of Ethics and Business Conduct
Report of the Audit Committee
PROPOSALS
Proposal One: Election of Directors
Nominees for Election to Board of Directors
Proposal Two: Amendment to 1999 Non-Employee Director and Medical Advisory Board Stock Option Plan
Proposal Three: Amendment to 1999 Incentive Stock Option Plan
Other Information Regarding Equity Compensation Plans
Proposal Four: Appointment of Independent Registered Public Accounting Firm
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
Security Ownership Table
Section 16(a) Beneficial Ownership Reporting Compliance
EXECUTIVE COMPENSATION AND OTHER INFORMATION
Executive Officers of the Company
Executive Compensation
Comparative Stock Performance
Employment Agreements
Compensation Committee Interlocks and Insider Participation in Compensation Decisions
Report of the Compensation Committee
OTHER INFORMATION
Annual Report
Proposals of Shareholders
Contacting the Board of Directors
Other Matters

i

Enpath Medical, Inc.

15301 Highway 55 West

Plymouth, Minnesota 55447

(763) 559-2613

PROXY STATEMENT

GENERAL INFORMATION

Annual Meeting of Shareholders

This Proxy Statement is furnished to shareholders of Enpath Medical, Inc., a Minnesota corporation (“Enpath” or the “Company”), in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Annual Meeting of Shareholders to be held on Thursday, April 28, 2005 at 3:45 p.m. Minneapolis time, at the Radisson Hotel & Conference Center, 3131 Campus Drive, Plymouth, Minnesota 55441, and at any adjournment or postponements thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders.  This Proxy Statement and the accompanying form of proxy were first mailed to shareholders of the Company on or about March 25, 2005.

Solicitation and Revocation of Proxies

The costs and expenses of solicitation of proxies will be paid by the Company.  In addition to the use of the mails, proxies may be solicited by directors, officers and regular employees of the Company personally or by telephone, but such persons will not be specifically compensated for such services.  We have also retained the services of a proxy solicitor, Strategic Stock Surveillance, to assist us in the solicitation of votes, for which we will pay them $6,000, plus reimbursement of reasonable out-of-pocket expenses.

Proxies in the form enclosed are solicited on behalf of the Board of Directors.  Any shareholder giving a proxy in this form may revoke it before it is exercised either by submitting a new proxy bearing a date later than any prior proxy or by attending the Meeting in person and completing a ballot at the Meeting.  All shares represented by timely, valid and unrevoked proxies will be voted at the Annual Meeting in accordance with the specifications indicated thereon.  If no specification is indicated on a proxy, the proxy will be voted in favor of each of the directors nominated by the Governance/Nominating Committee of Board of Directors and in favor of Proposals 2, 3 and 4 described herein.

Voting Securities and Rights

Only shareholders of record at the close of business on March 16, 2005 are entitled to vote at the Annual Meeting.  On that date there were outstanding 5,914,029 shares of the Company’s common stock, $.01 par value per share.  Each holder of common stock is entitled to one vote for each share held with respect to the matters mentioned in the Notice of Annual Meeting of Shareholders and any other matters that may properly come before the Meeting.  A quorum, consisting of the holders of a majority of common stock entitled to vote at the Annual Meeting, must be present in person or by proxy before action may be taken at the Annual Meeting.

Under Proposal 1, each director nominee will be elected if approved by the affirmative vote of the holders of a plurality of the voting power of the shares present, in person or by proxy, and entitled to vote on that item of business.  Proposals 2, 3 and 4 presented to the Company’s shareholders at this Annual Meeting will be approved by the affirmative vote of the holders of the greater of (a) a majority of the Company’s common stock present at the Annual Meeting, either in person or by proxy, and entitled to vote on that proposal or (b) the majority of the minimum number of shares of common stock of the Company which would constitute a quorum for transacting business at the Annual Meeting of Shareholders.  Proxies indicating abstention from a vote and broker non-votes will be counted toward determining whether a quorum is present at the Meeting, but will not be counted toward determining if the holders of a majority of the common stock present have voted affirmatively.

CORPORATE GOVERNANCE AND BOARD MATTERS

General

Our Board of Directors is committed to sound and effective corporate governance practices.  We continue to review our governance policies and practices, as well as the provisions of the Sarbanes-Oxley Act of 2002, the current and proposed rules of the Securities and Exchange Commission (“SEC”) and the listing standards of The Nasdaq Stock Market® (“Nasdaq”) in order to ensure compliance with the rules and regulations applicable to the Company.  We make our governance charters, policies and procedures available to the public on our website at www.enpathmedical.com or by written request sent to our Investor Relations Department at:

Enpath Medical, Inc.

Investor Relations Department

15301 Highway 55 West

Plymouth, Minnesota 55447

investorrelations@enpathmed.com

The Board, Board Committees and Meetings

Meeting Attendance

Our Board of Directors meets regularly during the year to review matters affecting our Company and to act on matters requiring Board approval.  Each of our directors is expected to make a reasonable effort to attend all meetings of the Board, applicable committee meetings and our annual meeting of shareholders.  During 2004, the Board of Directors met six times.  Each of the directors attended at least 75% of the meetings of the Board and committees on which he served, with the exception of Michael D. Dale, who attended 67% of such meetings.  Mr. Dale attended all four of the Company’s regularly scheduled meetings, but was unable to attend the two special meetings due to conflicts resulting from overseas business travel that was required of him in his capacity as President and Chief Executive Officer of ATS Medical.  When he was unable to attend a meeting, Mr. Dale was in communication with Mr. Hartman before and after the meeting concerning the subject matters discussed at the meeting.  All of our directors attended our 2004 Annual Meeting of Shareholders, except for Albert Emola, who was traveling.

Committees of the Board of Directors

The Board of Directors has an Audit Committee, a Compensation Committee and a Governance/Nominating Committee.  The composition and function of each committee is set forth below:

Director	Audit	Compensation	Governance/ Nominating
James D. Hartman
Thomas L. Auth	X	Chair	X
Michael D. Dale		X	X
Albert Emola	X		X
Trevor O. Jones		X	X
Richard F. Sauter	Chair		X

Audit Committee.  The Audit Committee oversees the Company’s internal control structure and financial reporting activities, reviews the scope of the annual audit, reviews non-audit services performed by auditors to determine and maintain auditor independence, selects the Company’s independent registered public accounting firm, reviews the Company’s audited financial statements prior to release to the public and conducts discussions with the Company’s independent auditors each quarter in connection with their quarterly review.  McGladrey & Pullen, LLP, the Company’s independent public accountants, reports directly to the Audit Committee.  Each of the members of the Audit Committee is independent under Nasdaq listing standards and the Board of Directors has determined that Thomas L. Auth qualifies as an audit committee financial expert.  The Audit Committee met five times during 2004.  The report of the Audit Committee is found on page 4.

Compensation Committee.  Among other duties, the Compensation Committee reviews compensation of the Company’s officers for fairness and competitiveness, determines the necessity for, and content of, any officer employment contracts, advises and recommends incentives in the form of overall corporate bonus plans and determines bonuses and grants of stock options for the Company’s officers, and reviews the performance of the Company’s Chief Executive Officer.  The Compensation Committee also has the authority to make awards under, and adopt and alter administrative rules and practices governing the Company’s benefits plans, including the Company’s stock option plans.  Each of its members is independent under Nasdaq listing standards.  The Compensation Committee met once during 2004.  The report of the Compensation Committee is found on page 18.

Governance/Nominating Committee.  The Governance/Nominating Committee is responsible for reviewing the size and composition of the Board, identifying individuals qualified to become Board members, recommending to the Board of directors nominees to be elected at the annual meeting of shareholders, reviewing the size and composition of Board committees, facilitating Board self-assessment and reviewing and advising regarding strategic direction and strategic management.  The Committee operates under a charter approved by the Board and each of its members is independent under Nasdaq listing standards.

Director Independence

The Board of Directors has reviewed director independence guidelines in a manner consistent with the definitions of “independence” set forth in Section 301 of the Sarbanes-Oxley Act of 2002, Rule 10A-3 under the Securities Exchange Act of 1934 and Nasdaq listing standards.  In accordance with these guidelines, the Board of Directors has reviewed and considered facts and circumstances relevant to the independence of each of our directors and director nominees and has determined that, with the exception of James D. Hartman, the Company’s Chairman and Chief Executive Officer, each qualifies as “independent” under Nasdaq listing standards.  Specifically, the Board has determined that:

•                  Other than Mr. Hartman, no director is an officer or employee of the Company or its subsidiaries or affiliates;

•                  No director has an immediate family member who is an officer of the Company or its subsidiaries or has any current or past material relationship with the Company;

•                  No director, other than Mr. Hartman, has worked for, consulted with, been retained by, or received anything of substantial value from the Company aside from his or her compensation as a director; apart from Mr. Jones, whose receipt of value was in connection with an acquisition by the Company prior to the time Mr. Jones became a director;

•                  No director is, or was within the past three years, employed by the Company’s independent registered public accounting firm;

•                  No executive officer of the Company serves on the compensation committee or the board of directors of any corporation that employs a nominee for director or a member of the immediate family of any nominee for director; and

•                  No director is an executive officer of any entity which the Company’s annual sales to or purchases from exceeded five percent of the Company’s consolidated gross revenues for the last fiscal year.

Director Nominations

Our Governance/Nominating Committee is the standing committee responsible for considering and approving the nominees for election as directors at our annual shareholder meetings.   The Committee believes that a nominee should possess the highest level of professional and personal ethics and values, be free of any material conflict of interest with respect to board service, have broad experience at the policy-making level, have the ability to provide insight and practical wisdom based on experience and expertise, be independent as defined in Nasdaq Rule 4200(a)(15), be able to understand and relate to the culture of the Company, have sufficient time to properly discharge the duties associated with serving as a director, and have experience and knowledge that will enhance or maintain a diversity of business background among board members.

In addition, the Committee believes that certain specific qualities or skills are necessary for one or more of the Company’s directors to possess.  These include, among others, experience with publicly held companies, an understanding and background in corporate management, experience in delegation of duties, accounting experience, financial experience, legal experience, marketing experience, understanding of the medical device industry, and background and experience necessary to qualify as an “audit committee financial expert” as defined by the SEC for purposes of the Sarbanes-Oxley Act of 2002.

Although we have never received a submission in the past, the Governance/Nominating Committee will consider qualified candidates for director that are submitted by our shareholders.  Shareholders can submit qualified candidates, together with appropriate biographical information of the candidate, to the Governance/Nominating Committee at Enpath Medical, Inc., 15301 Highway 55 West, Plymouth, Minnesota 55447.  Submissions will be forwarded to the Governance/Nominating Committee for review and consideration.  Any shareholder desiring to submit a director candidate for consideration at our 2006 Annual Meeting must ensure that the submission is received by the Company no later than December 1, 2005 in order to provide adequate time for the Company’s Governance/Nominating Committee to properly consider the candidate.

Remuneration of Members of the Board of Directors

Members of the Board of Directors currently receive $500 for each regular Board meeting attended and $250 for each Board update meeting or Committee meeting attended that are not a part of a regular or special Board meeting.  In addition to receiving cash compensation for attending meetings, each non-employee director is periodically granted stock options under the shareholder-approved 1999 Non-Employee Director and Medical Advisory Board Stock Option Plan (the “Director Plan”).  The Director Plan was approved by shareholders on April 27, 2000.  You should refer to Proposal Two beginning on page 7 to read about proposed amendments to the Director Plan that we are asking you to vote on at this year’s Annual Meeting.

Under the terms of the Director Plan, each non-employee director is granted an option to purchase 15,000 shares of common stock upon initial election to the Board of Directors.  If the non-employee director continues to serve as a member of the Board of Directors, the non-employee director is granted an option to purchase 18,000 shares of common stock on the third anniversary of the date of the initial option grant and is granted an option to purchase 21,000 shares of common stock each third anniversary thereafter.   The exercise price of options granted under the Director Plan is 100% of the fair market value of the common stock on the date of grant and the term of the option is eight years.  Each option vests and becomes exercisable in three equal installments, with one-third of the shares underlying the option vesting as of the date of grant and one-third of the shares underlying the option vesting on the anniversary of the date of grant each of the next two years, if the non-employee director is re-elected to the Board.  Options granted to non-employee directors may become fully vested under certain circumstances constituting a change in control of the Company.

In 2004, the Company did not grant stock options to its non-employee directors under the Director Plan.

Code of Ethics and Business Conduct

We have adopted a Code of Ethics and Business Conduct applicable to all of the Company’s officers, directors, employees and consultants that establishes guidelines for professional and ethical conduct in the workplace.  The Code also contains a special set of guidelines applicable to the Company’s senior financial officers, including the chief executive officer, principal financial officer and others involved in the preparation of the Company’s financial reports, that are intended to promote the ethical handling of conflicts of interest, full and fair disclosure in periodic reports filed by the Company and compliance with laws, rules and regulations concerning such periodic reporting.   You may obtain a copy of the Code of Ethics and Business Conduct by writing to our Investor Relations Department at:

Enpath Medical, Inc.

Investor Relations Department

15301 Highway 55 West

Plymouth, Minnesota 55447

investorrelations@enpathmed.com

Report of the Audit Committee

The Audit Committee of the Board of Directors is responsible for providing independent, objective oversight of the Company’s financial reporting system by overseeing and monitoring management’s and the independent registered public accounting firm’s participation in the financial reporting process.  The Committee acts under a written charter first adopted and approved by the Board of Directors on June 29, 2000 and amended through March 22, 2004.

Four full meetings were held between the Audit Committee and its independent certified public accounting firm, McGladrey & Pullen, LLP, one at the end of each quarter to discuss with McGladrey & Pullen, LLP their findings and procedures relative to the quarterly reviews and annual audit performed by McGladrey & Pullen, LLP.  An additional meeting was held prior to the annual audit to discuss the overall audit plan with McGladrey & Pullen, LLP.  These meetings were designed to facilitate and encourage communication between the Audit Committee and McGladrey & Pullen, LLP.

In this context, the Audit Committee has reviewed and discussed with management and with McGladrey & Pullen, LLP the audited financial statements.  The Audit Committee has discussed with McGladrey & Pullen, LLP the matters required to be discussed by Statement on Auditing Standards (SAS) No. 61, as amended by SAS 89 and SAS 90 (Audit Committee Communications).  In addition, the Audit Committee has received from McGladrey & Pullen, LLP the written disclosures required by Independence Standards Board No. 1 (independence discussions with Audit Committees) and discussed with McGladrey & Pullen, LLP its independence from the Company and its management.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board has approved, that the audited financial statements be included in the Company’s Annual Report on SEC Form 10-K for the year ended December 31, 2004, for filing with the SEC.

Submitted by the Audit Committee
of the Company’s Board of Directors:

Richard F. Sauter, Chairman
Thomas L. Auth
Albert Emola

PROPOSALS

Proposal One:  Election of Directors

Six directors are to be elected at this Annual Meeting to serve until the next Annual Meeting of Shareholders or until their successors have been elected and qualified.

The six nominees listed below, all of whom were elected to serve as directors of the Company at the 2004 Annual Meeting and have consented to being named as a nominee this year, were considered by and approved for nomination by the Governance/Nominating Committee.  Pursuant to the terms of the Asset Purchase Agreement signed by the Company in connection with its acquisition of the assets of BIOMEC Cardiovascular Inc. in October 2003, as subsequently amended, the Company is required to nominate and solicit proxies for the Chairman of BIOMEC Inc. so long as BIOMEC and its affiliates own at least 5% of the Company’s outstanding common stock.  BIOMEC and its affiliates currently own more than 5% of the Company’s outstanding common stock.  Trevor O. Jones, one of the nominees, is the current Chairman of BIOMEC.

The Board of Directors believes that, if elected, all of the nominees would be able to serve as a director.  It is the intention of the individuals named as proxies to vote “FOR” each nominee (unless otherwise directed).  If any nominee is unable to serve as a director, it is the intention of the individuals named as proxies to vote for the election of such person or persons as the Board of Directors may, in its discretion, recommend.   Information regarding the persons nominated for election follows.

Nominees for Election to Board of Directors

James D. Hartman, age 59, has been a director of the Company since 1991 and has served as Chairman of the Board of Directors since October 2003.  In addition to being Chairman of the Board, Mr. Hartman is the Company’s Chief Executive Officer, a position he has held since February 1996, and Chief Financial Officer, a position he has held since 1991.  He served as President of the Company from February 1995 through October 2003, was the Company’s Secretary from March 1991 through October 2003, and served as Executive Vice President of the Company from April 1993 until February 1995.  Prior to joining the Company in 1991, Mr. Hartman was Vice President — Finance for Viking Electric Supply, Inc., a distributor of electrical supplies and tools based in the Minneapolis, Minnesota area.

Richard F. Sauter, age 63, became a director of the Company in March 1992.  Mr. Sauter retired from the University of St. Thomas in 2002 and holds the title of Professor Emeritus from that institution. From September 1990 until August 2002, he was a Professor of Marketing at St. Thomas.  From April 1974 until March 1990, Mr. Sauter served in various positions at Medtronic, Inc., a medical device manufacturer located in Minneapolis, Minnesota, most recently as Corporate Vice President of New Ventures.

Thomas L. Auth, age 60, became a director of the Company in October 1999.  Mr. Auth is a private investor and the owner and Chief Executive Officer of Vomela Specialty Company, a graphics design and manufacturing company. Mr. Auth was the Chief Executive Officer and a director of ITI Technologies, Inc., a publicly held company, from 1981 until May 2000. ITI was a leading designer and manufacturer of electronic security products. In May 2000, ITI merged with SLC Technologies, Inc. to form a new publicly held company, Interlogix, Inc. and Mr. Auth served as Chairman of the Board of Directors of Interlogix, until February 2002 when Interlogix was acquired by the General Electric Company. Mr. Auth currently serves on the board of AeroSystems Engineering, Inc., a publicly held company, and on the boards of several privately held companies.   Mr. Auth is also a certified public accountant.

Michael D. Dale, age 45, became a director of the Company in January 2002.  Mr. Dale was appointed President and Chief Executive Officer of ATS Medical, Inc., a medical device manufacturer, in October of 2002. Previously, Mr. Dale worked for Endocardial Solutions, Inc. from December 1998 until October 2002 as Vice President of Sales and Marketing. From October 1996 until joining Endocardial, Mr. Dale was Vice President of Global Sales for Cyberonics, Inc., a medical device company, and additionally as managing director of Cyberonics Europe, S.A.  From July 1988 until October 1996, Mr. Dale served in several capacities at St. Jude Medical, Inc., most recently as the Business Unit Director for St. Jude Medical Europe.

Albert Emola, age 54, has been a director of the Company since January 2003.  Mr. Emola served as President and Chief Executive Officer of Vital Images, Inc., a manufacturer of 3-D medical imaging software, from December 1999 until February 2002.  From August 1994 to January 1999, Mr. Emola served as President and Chief Executive Officer of Flexmedics Corporation, a designer and manufacturer of nitinol-based medical products.  From May 1991 until August 1994, Mr. Emola served as a consultant to start-up medical companies requiring broad-based strategic direction.  From 1976 to 1991, Mr. Emola served in marketing, strategic planning and business development roles at St. Jude Medical, Inc., American Hospital Supply Corporation and Bristol Myers, Inc.

Trevor O. Jones, age 74, has been a director of the Company since October 2003 and serves as the Vice Chairman.  Mr. Jones was the founder of BIOMEC Inc. and is its Chairman and Chief Executive Officer.  Mr. Jones currently serves as a director of NineSigma Inc.  From 1991 to 1998, he was a member of the board of directors of Echlin, Inc., serving in various capacities until his 1998 retirement, including as its Chairman and CEO.  In 1987, he was appointed as Chairman of the board of directors of Libbey-Owens-Ford Co., where he served until his retirement in 1997.  He assumed the position of President and CEO during 1993.  Mr. Jones was an officer of TRW Inc. from 1978 to 1987, serving in various senior executive capacities, including its Group Vice President for the Transportation Electronics Group, which he formed in 1979.  He is a trustee of the BioEnterprise Inc., a Cleveland not-for-profit organization.  Mr. Jones is a member of the Biomedical Engineering Advisory Committee of Case Western Reserve University, Vice Chairman of the Board of Trustees of Cleveland State University, a member of the Executive Committee of the Northeast Ohio Regional Technology Coalition (NorTech), a member of the Executive Committee of the Cleveland Clinic New Heart Center, a member of the National Academy of Engineering, a Life Fellow of the Institute of Electrical and Electronic Engineers, and a Fellow of the British Institution of Electrical Engineering.  He is a registered Professional Engineer (U.S.) and a Chartered Engineer (U.K.).

Management Recommends Shareholders Vote “For”

Each of the Director Nominees Listed Above

Proposal Two:  Amendment to 1999 Non-Employee Director and Medical Advisory Board Stock Option Plan

General Information

The Enpath Medical, Inc. 1999 Non-Employee Director and Medical Advisory Board Stock Option Plan (the “Director Plan”) was approved by the Company’s shareholders on April 27, 2000. The purpose of the Plan is to advance the interests of the Company and its shareholders by allowing the Company to better attract and retain the best available persons for service as members of the Board of Directors and Medical Advisory Board of the Company and to provide additional incentive to the non-employee directors and advisors to continue to serve by affording them an opportunity to acquire a proprietary interest in the Company.

The Director Plan currently provides for the granting of non-statutory options to purchase shares of the Company’s common stock to non-employee directors and advisors.  The maximum number of shares currently reserved under the Plan for awards is 200,000 shares, of which 116,000 shares are subject to options that have been granted, but not exercised, and 38,000 shares are available for future grants.  As of March 15, 2005, the aggregate market value of the common stock subject to options under the Director Plan was $1,049,800, based on the last sale price per share of Common stock as quoted on Nasdaq.

Proposed Amendment to the Director Plan

Proposed Amendment.  On February 16, 2005, the Board of Directors approved amending the Director Plan to (1) increase the number of shares of common stock available for issuance under the Director Plan from 200,000 to 400,000 shares of common stock, and (2) to allow for grants of restricted stock to non-employee directors and advisors.  In addition, the Board of Directors approved amendments to the Director Plan to “clean up” other items, including adding a provision that options may not be granted at a purchase price less than the fair market value of the shares of common stock on the date of the grant.

Purpose of the Amendment.  The Board of Directors approved these amendments to the Director Plan because it believes that increasing the number of shares available for issuance and allowing for grants of restricted stock under the Director Plan will provide the Board of Directors and Compensation Committee with flexibility in structuring competitive compensation packages that will assist in retaining and attracting non-employee directors and advisors who are essential to the oversight and long-term prosperity of the Company.

Additionally, we have considered the impact of Financial Accounting Standard No. 123 (revised 2004), Share Based Payment, or “FAS 123(R),” which will require the Company to treat all equity awards as an expense, including stock options and restricted stock, beginning July 1, 2005.  In the past, we have accounted for the grant of stock options under APB Opinion No. 25, Accounting for Stock Issued to Employees, which has typically resulted in our not recognizing any compensation expenses for stock options granted at or above the fair market value of our common stock on the date of grant.  In view of the accounting changes required by FAS 123(R), it may be more beneficial for us to use restricted stock awards as the primary form of equity compensation for our non-employee directors and advisors. The Director Plan will continue to allow us to grant stock options, but with the addition of restricted stock awards, it will provide the Compensation Committee with discretion to grant restricted stock in circumstances where the Committee determines that restricted stock would be more appropriate.  We believe this approach to compensation will offer a competitive and more stable level of equity-based compensation than the Company has provided in the past.  The Compensation Committee has not made a final determination whether to use restricted stock grants instead of stock option grants, but is analyzing the issue.

Restricted Stock Awards.  If approved, the Director Plan will allow the Compensation Committee to grant restricted stock in combination with, or in lieu of, the non-statutory options currently provided for in the Director Plan (as summarized below).  “Restricted stock” refers to shares of common stock that are generally not paid for when awarded, but are not transferable unless and until the participant is vested in the shares.  Once the shares are vested, the participant has complete ownership of the shares.  At any particular time, a participant may be partially vested, fully vested or not vested at all in the restricted stock that was awarded, depending on the vesting schedule or other conditions that were pre-determined for the award at the time of grant.  Other than the restriction on transferability, the holders of restricted stock awarded under the Director Plan will generally have the same voting, dividend and other rights as the Company’s other shareholders.  The Company anticipates that any restricted stock granted in the future would have vesting schedules consistent with the vesting schedules currently used for stock option grants.

Generally, a participant who receives a restricted stock award will not have taxable income upon the receipt of the award, but will have ordinary income equal to the fair market value of the shares at the time the restricted stock, or a portion thereof, becomes vested.  In the alternative, the participant may elect to be taxed under Internal Revenue Code Section 83(b) on the date that the restricted stock is awarded (as though the shares were vested on that date), in which case the participant would realize ordinary income equal to the fair market value of the shares as of the date of the award.

Summary of the Current Plan

Administration.   The Plan is administered by the Company’s Board of Directors.  The Board may authorize the Compensation Committee or other Board committee, appointed by the Board of Directors, consisting of at least two directors, to exercise the powers conferred under the Director Plan, other than the powers to amend or terminate the Plan.

Eligibility and Grants.  Each member of the Board of Directors and Medical Advisory Board is eligible to participate in the Director Plan if the member is not currently, and during the previous 12-month period has not been an employee of the Company or any of its subsidiaries and the member does not hold any options to purchase common stock, except for stock options previously granted under the Director Plan or predecessor plans.

Each non-employee director receives, by virtue of serving as a non-employee director of the Company, an initial grant of a non-statutory stock option to purchase 15,000 shares granted immediately after the non-employee director’s initial election or appointment to the Board.  On the third anniversary after the grant of the initial non-employee director option, each non-employee director is granted a non-statutory stock option to purchase 18,000 shares; and on the sixth anniversary after the initial grant, and each three year anniversary thereafter, each non-employee director is granted a non-statutory stock option to purchase 21,000 shares, if the non-employee director continues as a member of the Board of Directors.

A member of the Medical Advisory Board may be granted, from time to time, one or more options to purchase shares of common stock under the Director Plan, as determined by the Compensation Committee in its sole discretion.

Option Price.  The exercise price of all director options is 100% of the fair market value of the common stock on the date of grant.  The exercise price of all advisor options is determined by the Compensation Committee on the date of grant, but the exercise price cannot be less than 100% of the fair market value of the common stock on the date of grant.  Fair market value of a share of common stock is the last sale price of the common stock on that date as reported on Nasdaq.

Vesting.  Director options vest and become exercisable cumulatively one third on the date of grant and one third upon each one-year anniversary of the grant date if the director has been re-elected to the Board. Advisor options become exercisable at such times and in such installments as determined by the Committee in its sole discretion at the time the advisor option is granted.

Options become fully vested if a director or advisor ceases to be a member of the Board or Advisory Board within one year of any certain occurrences constituting a change in control of the Company, including (i) if the Company merges or consolidates with another company and is not the surviving entity, (ii) if the Company transfers all or substantially all of its assets, (iii) if any person becomes beneficial owner of 30% or more of the outstanding common stock or (iv) during any period of two years, individuals who at the beginning of such period constitute the entire Board of Directors cease to constitute a majority of the Board.

Duration of Options.  Each director option expires on the earlier of (i) the eight-year anniversary of the date of the grant of the option or (ii) one year after the date the director ceases to be a director of the Company, to the extent that such option was exercisable on the date of termination.  Each advisor option expires on the date fixed by the Committee in its sole discretion on the date of grant.  The director options and advisor options terminate and may no longer be exercised if the Board of Directors determines that the director or advisor, as the case may be, holding the options has committed an act of dishonesty or breach of fiduciary duty to the detriment of the Company.

Transfer.  Options may not be transferred other than by will, the laws of descent and distribution, or, if applicable, pursuant to a qualified domestic relations order.  During the lifetime of a participant, options may be exercised only by the participant.

Amendment.  The Board of Directors may amend or discontinue the Director Plan at any time, but such action may not impair any options previously granted and, if necessary to comply with Rule 16b-3 under the Exchange Act, the Director Plan may not be amended more than once every six months, other than to comply with changes in the Internal Revenue Code, the Employee Retirement Income Security Act or the rules thereunder.  In addition, if necessary to comply with Rule 16b-3 under the Exchange Act, the Board may not take any action without shareholder approval if such action would (i) increase by more than 10% the number of shares of common stock issuable under the Director Plan (not including increases to reflect stock splits and stock dividends), (ii) change the eligibility requirements, or (iii) decrease the minimum option price, extend the maximum option term or materially increase the benefits which may accrue to participants under the plan.

Effect of Federal Income Taxation.  Options granted to non-employee directors and advisors do not qualify as incentive stock options under the Code.  Generally, with respect to options that do not qualify as incentive options under the Code, the acquisition of common stock through the exercise of the option will result in ordinary income to the participant as of the date of exercise in an amount by which the fair market value of the common stock at such date exceeds the exercise price.  Upon exercise, the Company will generally be entitled to a deduction in an identical amount.  When a participant disposes of such common stock, the difference between the amount received and the fair market value of the common stock on the date of exercise will be treated as a long or short-term capital gain, as the case may be, depending on the period of time the participant has held the common stock.

Where You Can Obtain More Information

The foregoing summary of the Director Plan does not purport to be complete and is qualified in its entirety by reference to the Plan itself.  The full text of the Plan will be provided to any shareholder who desires a copy, upon written request to  Enpath Medical, Inc., Attention: Secretary, 15301 Highway 55 West, Plymouth, Minnesota 55447.

Registration with SEC

If the proposal to amend the Director Plan is approved by shareholders at the Annual Meeting, the Company intends to file with the Securities and Exchange Commission a registration statement covering the additional options that may be granted and shares that may be issued under the Director Plan, as amended.

The Board of Directors of the Company Recommends a Vote “For”

the Amendment to the 1999 Non-Employee and Medical Advisory Board Stock Option Plan

Proposal Three:  Amendment to 1999 Incentive Stock Option Plan

General Information

The Enpath Medical, Inc. 1999 Incentive Stock Option Plan (formerly, the Medamicus, Inc. 1999 Stock Option Incentive Plan) was ratified by shareholders on April 26, 2001 and most recently amended and approved by the shareholders on October 23, 2003.  The purpose of the Plan is to further the growth and general prosperity of the Company by enabling the employees of the Company to acquire shares of the Company’s common stock and increase their personal involvement in the Company and to enable the Company to obtain and retain the services of those employees.

The Plan currently provides for the granting of options to the Company’s employees to purchase shares of the common stock.  The maximum number of shares currently reserved under the Plan for awards is 900,000 shares, of which 698,402  are subject to options that have been granted, but not exercised, and 57,498 have been issued pursuant to option exercises.

Proposed Amendment to the Plan

Proposed Amendment.  On February 16, 2005, the Board of Directors approved an amendment to the Plan that would, if approved by the shareholders, allow the Company to grant restricted stock to employees under the Plan.  In addition, the Board of Directors approved amendments to the Plan to “clean up” other items, including adding a provision that options may not be granted at a purchase price less than the fair market value of the shares of common stock on the date of the grant.

Current Policy on Granting Options to Employees.  The policy of the Company has been to grant stock options to substantially all of the officers and employees of the Company.  The Company has generally granted stock options to each salaried employee ninety (90) dates after the employee’s initial hire date.  The options range from 2,500 to 4,500 shares to non-officer employees based on the employee’s experience and position with the Company.  The Company has typically granted options at higher levers to officers.  In addition, the Company generally grants an option for 100 shares to each hourly employee on the first anniversary of the employee’s initial hire date and annually after that.  The Company grants additional options to other employees and officers on a periodic basis.

Purpose of the Amendment.  The Board of Directors approved the amendment to the Plan because it believes that the ability to grant restricted stock under the Plan will provide the Company with greater flexibility in structuring incentive compensation for employees who are responsible for the success and growth of the Company, further aligning the interests of employees with the interests of shareholders through increased stock ownership.

Additionally, we have considered the impact of Financial Accounting Standard No. 123 (revised 2004), Share Based Payment, or “FAS 123(R),” which will require the Company to treat all equity awards as an expense, including stock options and restricted stock, beginning July 1, 2005.  In the past, we have accounted for the grant of stock options under APB Opinion No. 25, Accounting for Stock Issued to Employees, which has typically resulted in our not recognizing any compensation expenses for stock options granted at or above the fair market value of our common stock on the date of grant.  In view of the accounting changes required by FAS 123(R), it may be more beneficial for us to use restricted stock awards as the primary type of equity incentive for our employees.  The Plan will continue to allow us to grant stock options, but with the addition of restricted stock awards, it will provide the Compensation Committee with discretion to grant restricted stock in circumstances where the Committee determines that restricted stock would be more appropriate.  We believe this approach to compensation will offer a competitive and more stable level of equity-based incentive compensation than the Company has provided in the past.

Restricted Stock Awards.  If approved, the Plan will allow the Compensation Committee to grant restricted stock  in combination with, or in lieu of, the stock options currently provided for under the Plan (as summarized below).  “Restricted stock” refers to shares of common stock that are generally not paid for when awarded, but are not transferable unless and until the participant is vested in the shares.  Once the shares are vested, the participant has complete ownership of the shares.  At any particular time, a participant may be partially vested, fully vested or not vested at all in the restricted stock that was awarded, depending on the vesting schedule or other conditions, such as performance goals, that were pre-determined for the award at the time of grant.  Other than the restriction on transferability, the holders of restricted stock awarded under the Plan will generally have the same voting, dividend and other rights as the Company’s other shareholders.  The Company anticipates that any restricted stock granted in the future would have vesting schedules consistent with the vesting schedules currently used for stock option grants.

Generally, a participant who receives a restricted stock award will not have taxable income upon the receipt of the award, but will have ordinary income equal to the fair market value of the shares at the time the restricted stock, or a portion thereof, becomes vested.  In the alternative, the participant may elect to be taxed under Internal Revenue Code Section 83(b) on the date that the restricted stock is awarded (as though the shares were vested on that date), in which case the participant would realize ordinary income equal to the fair market value of the shares as of the date of the award.

Summary of the Current Plan

Administration. The Plan is administered by a committee appointed by the Board of Directors of at least two directors who are disinterested administrators or non-employee directors within the meaning of Section 16 of the Securities Exchange Act of 1934. The Plan is currently administered by the Compensation Committee of the Board of Directors, which is composed of three non-employee directors.

The Compensation Committee, subject to the terms of the Plan, has the authority to select employees to whom options will be granted, and to determine the terms of the options, including the number of shares subject to each option, the option exercise price, the option duration, the manner in which the option becomes exercisable and whether the option is an incentive option or non-incentive option.

Eligible Employees. All employees are eligible to receive options under the Plan, including officers and directors of the Company who are also employees of the Company. While the Compensation Committee has established no formal policy, currently all of the Company’s salaried employees, upon reaching 90 days of service, have been granted options to purchase 2,500 to 4,500 shares of common stock, depending upon levels of responsibility.  Certain officers and other senior managers have received initial grants in excess of 4,500 shares at the discretion of the Board of Directors.  In addition, all full-time hourly employees of the Company, upon reaching one year of service, and on each one-year anniversary thereafter, have been granted options to purchase 100 shares of common stock.  The Compensation Committee has granted the Company’s management the authority to grant options to purchase up to 300 additional shares to hourly employees on an annual basis, based on the level of their contribution towards achieving the Company’s business goals.

Option Pricing and Vesting.  Options may not be granted at a purchase price less than the fair market value of the shares of common stock on the date of the grant (or, for an option granted to a person holding more than 10% of the Company’s voting stock, at less than 110% of fair market value).  Options vest and become exercisable in accordance with a schedule fixed by the Compensation Committee.  The options become immediately exercisable in full if the Company merges or consolidates with another corporation and is not the surviving corporation or if the Company transfers all or substantially all of its business or assets to another person.

Duration of Options.  The term of each option, which is fixed at the date of grant, may not exceed six years from the date the option is granted (except that an incentive option granted to a person holding more than 10% of the Company’s voting stock may be exercisable only for five years).  Options may be made exercisable in whole or in installments, as determined by the Compensation Committee.  Options that have been granted to employees who terminate employment due to death or disability may be exercised for a period of one year after the employee’s termination by the participant or the person(s) to whom the rights under such option shall have passed, as the case may be.  A participant who leaves the employment of the Company for reasons other than death, disability or termination for cause has three months after termination in which to exercise his or her options.

Transfer.  Options may not be transferred other than by will, the laws of descent and distribution, or pursuant to a qualified domestic relations order.  During the lifetime of a participant, options may be exercised only by the participant.

Amendment.  The Board of Directors may amend the Plan as it deems advisable, and may terminate the Plan at any time, provided that outstanding options are not affected.

Effect of Federal Income Taxation.  Under the tax code, the recipient of an incentive option receives a tax benefit of income deferral if the recipient meets the holding period requirements of Section 422 of the tax code.  Although neither the grant nor the exercise of an incentive option results in taxable income to the participant or a deduction of the issuer, the amount by which the fair market value of the shares of common stock on the date of exercise exceeds the exercise price is an item of adjustment under the tax code, and may therefore subject the participant to the alternative minimum tax. Assuming the holding period requirements are met, upon the ultimate sale of the shares of common stock acquired upon the exercise of an incentive option, the amount by which the sale price exceeds the exercise price will be treated as a long-term capital gain.  Although there is no limitation on the value of shares of common stock subject to the incentive option, the aggregate fair market value of the shares of common stock (determined as of the date of grant) that may become first exercisable with respect to any recipient in any calendar year under the Plan may not exceed $100,000.

Generally, the acquisition of shares of common stock through the exercise of non-incentive options will result in compensation income to the participant, subject to withholding, as of the date of exercise in an amount by which the fair market value of the shares of common stock at such date exceeds the exercise price.  Upon exercise, the Company will generally be entitled to a deduction in an identical amount.  When a participant disposes of such shares of common stock, any difference between the amount received and the fair market value of the shares of common stock on the date of exercise will be treated as a long- or short-term capital gain, as the case may be, depending on the period of time the participant has held the shares of common stock.

The foregoing summary of the effect of federal income taxation upon participants in the Plan with respect to the receipt of an option or shares of common stock received upon the exercise of any option does not purport to be complete.  Reference is made to the applicable provisions of the tax code.

Where You Can Obtain More Information

The foregoing summary of the Plan does not purport to be complete and is qualified in its entirety by reference to the Plan itself.  The full text of the Plan will be provided to any shareholder who desires a copy, upon written request to Enpath Medical, Inc., Attention: Secretary, 15301 Highway 55 West, Plymouth, Minnesota 55447.

The Board of Directors of the Company Recommends a Vote “For”

the Amendment to the 1999 Incentive Stock Option Plan

Other Information Regarding Equity Compensation Plans

The following table sets forth information regarding our equity compensation plans in effect as of December 31, 2004. Each of our equity compensation plans is an “employee benefit plan” as defined by Rule 405 of Regulation C of the Securities Act of 1933.

Securities Authorized for Issuance Under Equity Compensation Plans

Plan Category	Number of shares of common stock to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of shares of common stock remaining available for future issuance under equity compensation plans
Equity compensation plans approved by stockholders:
1989 Stock Option Incentive Plan	68,825	$1.37	0
1999 Stock Option Incentive Plan	561,902	$9.86	280,700
1999 Non-Employee Director and Medical Advisory Board Stock Option Plan	116,000	$7.57	38,000

Equity compensation plans not approved by shareholders:
1991 Non-statutory Plan	87,500	$1.48	0

Totals	834,227	$7.96	318,700

Proposal Four:  Appointment of Independent Registered Public Accounting Firm

At the Annual Meeting, a resolution will be presented to ratify the appointment by the Company’s Board of Directors of McGladrey & Pullen, LLP, as the Company’s independent registered public accounting firm, to audit the financial statements of the Company for the fiscal year ending December 31, 2005 and to perform other accounting services as determined by the Company’s Audit Committee.  McGladrey & Pullen, LLP has audited the financial statements of the Company as of and for the years ended December 31, 1995 through 2004.

McGladrey & Pullen, LLP has advised the Company that it has no direct financial interest or material indirect financial interest in the Company.  Representatives of McGladrey & Pullen, LLP are expected to be present at the Annual Meeting. They will have the opportunity to make a statement, if they so desire, and will be available to respond to questions of the shareholders.

Principal Accountant Fees and Services.  In connection with the fiscal years ended December 31, 2004 and 2003, McGladrey & Pullen, LLP and its related entity RSM McGladrey, Inc., provided various audit and non-audit services to the Company and billed the Company for these services as follows:

a)              Audit Fees.  Fees for audit services totaled $132,800 and $109,115 in 2004 and 2003, respectively, including fees for the annual audit, the reviews of the Company’s quarterly reports on Form 10-Q, services rendered relative to regulatory filings, and meetings with the Audit Committee.

b)             Audit Related Fees.  Fees for audit-related services totaled $86,000 and $59,890 in 2004 and 2003, respectively.  The professional services rendered in 2004 and 2003 included fees of $60,300 and $57,240, respectively, related to the acquisition of BIOMEC Cardiovascular, opening balance sheet and in-process research and development.  The remaining fees include the audit of the Company’s employee benefit plan, Sarbanes-Oxley 404 considerations and responding to technical and accounting questions and the related research.

c)              Tax Fees.  Fees for tax totaled $82,500 and $37,020 in 2004 and 2003, respectively.  These fees included preparation of the corporate income tax returns and related filings and other tax compliance assistance.  In 2004, these fees also included assistance with an IRS tax audit, research and development credit study and assistance with stock option matters.

d)             All Other Fees.  There were no other services provided by McGladrey & Pullen, LLP, not included above, in either 2004 or 2003.

The Audit Committee pre-approves all audit and permissible non-audit services provided by the independent auditors on a case-by-case basis.  In connection with the approval of the annual Audit Services and related fees, the Audit Committee also pre-approves certain Audit-Related fees relating to the independent auditor responding to and researching technical accounting questions and other matters related to the financial statements under audit.  All of the services provided by the independent auditor during 2004 and 2003, including services related to the Audit-Related fees and Tax Fees, have been approved by the Audit Committee under its pre-approval process.  The Audit Committee has considered whether the provision of the Audit-Related Fees, Tax Fees and All Other Fees was compatible with maintaining the independence of McGladrey & Pullen, LLP and determined that such services did not adversely affect the independence of McGladrey & Pullen, LLP.

The Board of Directors of the Company Recommends a Vote “For”
the Proposal to Ratify the Appointment of McGladrey & Pullen, LLP

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Security Ownership Table

The following table sets forth certain information as of March 16, 2005 with respect to the Company’s common stock beneficially owned by (i) each director and director nominee, (ii) each person known to the Company to beneficially own more than five percent of the Company’s common stock, (iii) each of the Company’s executive officers, and  (iv) all executive officers and directors as a group.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership (1)(2)(3)		Percentage of Outstanding Shares(2)

Wasatch Advisors, Inc. 150 Social Hall Avenue Salt Lake City, UT 84111	727,925	(4)	12.3%

Kairos Partners II Limited Partnership (5) 600 Longwater Drive, Suite 204 Norwalk, MA 02061	313,052		5.3%

James D. Hartman (6)(7)	226,230	(8)	3.7%

Trevor O. Jones (6)	170,695	(9)	2.9%

Thomas L. Auth (6)	83,000		1.4%

Richard F. Sauter (6)	39,400		*

Michael D. Dale (6)	21,000		*

Albert Emola (6)	15,000		*

Mark C. Kraus (7)	67,715		1.1%

Michael D. Erdmann (7)	35,763		*

James L. Mellor (7)	8,358		*

James M. Reed (7)	7,000		*

James E. McCrave (7)	4,354		*

All Executive Officers and Directors as a Group (11 persons)	678,515		10.8%

* Less than 1%

(1)          Unless noted, each person or group identified possesses sole voting and investment power with respect to such shares.

(2)          Shares not outstanding but deemed beneficially owned by virtue of the right of a person to acquire them within 60 days are treated as outstanding only when determining the amount and percent owned by such person.

(3)          Includes the following number of shares which could be purchased under stock options exercisable within sixty (60) days of March 16, 2005: Mr. Hartman, 148,500 shares; Mr. Sauter, 33,000 shares; Mr. Auth, 33,000 shares; Mr. Dale, 21,000 shares; Mr. Emola, 15,000 shares; Mr. Jones, 10,000 shares; Mr. Kraus, 55,375 shares; Mr. Erdmann, 19,600 shares; Mr. Mellor, 6,000 shares, Mr. Reed, 7,000 shares, Mr. McCrave, 2,000 shares; and All Executive Officers and Directors as a Group, 350,475 shares.

(4)          Based on the Schedule 13 G/A filed with the SEC by Wasatch Advisors, Inc. on February 14, 2005.

(5)          Based on the Schedule 13G filed with the SEC by Kairos Partners II Limited Partnership on May 10, 2004.

(6)          Serves as a director of the Company and has been nominated for re-election.

(7)          Named Executive Officer.

(8)          Includes 5,000 shares that Mr. Hartman owns jointly with his daughter, for which he shares voting and investment control, and 500 shares owned by Mr. Hartman’s spouse, over which she exercises sole voting and investment control.

(9)          Includes 19,039 shares held in an IRA account for the benefit of Mr. Jones and 4,980 shares owned by Mr. Jones’ spouse, for which she exercises sole voting and investment control.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires the Company’s directors and executive officers, and persons who own more than ten percent of a registered class of the Company’s equity securities, to file with the SEC initial reports of ownership and changes in ownership of common stock and other equity securities of the Company.  Officers, directors and greater than ten percent shareholders are required by SEC regulation to furnish the Company with all Section 16(a) forms they file. To the Company’s knowledge, based solely on review of the copies of such reports furnished to the Company and written representations that no other reports were required, all required Section 16(a) filings applicable to officers, directors and greater than ten percent shareholders in 2004 were timely filed, except for a late Form 5 filed by Mr. Hartman with respect to a gift of common stock he made in May of 2004.

EXECUTIVE COMPENSATION AND OTHER INFORMATION

Executive Officers of the Company

The Company has six executive officers, James D. Hartman, Mark C. Kraus, James L. Mellor, Michael D. Erdmann, James M. Reed and James E. McCrave.  Information about James D. Hartman, the Company’s Chairman and Chief Executive Officer, may be found under the heading “Nominees For Election to the Board of Directors.”

Mark C. Kraus, age 41, has been with the Company since February 1992.  He was elected Vice President of Operations in January 1998, was named Vice President and General Manager of the Percutaneous Delivery Solutions Division in January 1999, was named Executive Vice President and Chief Operating Officer in February 2002, was named President of the Delivery Systems Division in October 2003 and was named Executive Vice President and Chief Technology Officer in February 2005.  Prior to that, he served as Director of Manufacturing from July 1996; Manufacturing Manager of the Gynecology Division from January 1995; Manufacturing Manager of the Percutaneous Delivery Solutions Division from November 1992; and Sales Engineer from February 1992.  Mr. Kraus also held manufacturing engineering positions with GV Medical, Inc. and Honeywell, Inc. from 1987 to 1992.

James L. Mellor, age 51, was appointed as the Company’s Vice President of Sales and Marketing in March 2004.  Following his appointment, he was asked to serve as acting President of the Company’s Lead Technologies Division from July 2004 through December 2004, after which time he resumed his position of Vice President of Sales and Marketing for the Company.  Mr. Mellor joined the Company in October 2003 after the Company’s acquisition of BCI, serving as the Vice President of Sales and Marketing of the Company’s Lead Technologies Division.  Prior to joining the Company, he was Vice President of Sales and Marketing and directed Research and Development at BCI.  Before joining BCI, Mr. Mellor worked in marketing at Synovis for two years, prior to which he held a variety of marketing and product development positions in Medtronic’s Cardiac Rhythm Management business over a 15-year period.  His responsibilities included the development of the first left ventricular leads for cardiac resynchronization therapy (CRT), as well as growing the pacing lead and EP ablation markets for Medtronic Europe during a 3-year assignment in Brussels.  Before joining Medtronic, Mr. Mellor worked in marketing and strategic planning roles for Astra Pharmaceutical and Ohmeda.

Michael D. Erdmann, age 44, was appointed as the Company’s Secretary in October 2003.  He has served as the Company’s Controller since January 1996.  Prior to joining the Company, Mr. Erdmann served in a variety of roles from 1985 to 1996 including Vice President of Operations for IPC Corporation for one year, as Controller for AudioScience, Inc. for five years, as Vice President of Operations for HiTech Companies for three years and as Cost Accountant for Empi, Inc. for two years.

James M. Reed, age 36, was appointed Vice President of Sales in February 2005.  Mr. Reed has been with the Company since January 2002 when he became Director of Sales and Marketing.  After the acquisition of BCI, he became Director of Sales for the combined organization.  In the ten years prior to joining the company he held sales and marketing positions with several medical device companies including Flexmedics, Microvena and American Medical Systems.

James E. McCrave, age 39, was appointed Vice President of Administration in February 2005.  He joined the Company in October 2003 as part of the acquisition of BCI and served as Vice President of Finance and Administration, as well as Vice President of Operations for the Lead Technologies Division from October 2003 to February 2005.  He served as Vice President of Finance and Administration at BCI prior to the acquisition.  Prior to joining BCI, Mr. McCrave spent two years as Director of Manufacturing for Fire-Dex, Inc., a manufacturer of fire-fighting and emergency response apparel based in Medina, OH.  Prior to Fire-Dex, he spent 8 years with Ciba Corning Diagnostics (now Bayer) in the Oberlin, OH facility responsible for the development and manufacture of automated medical diagnostics instrumentation.  During that time he served as an Assistant Controller, Operations Supervisor and Manufacturing Manager.  He started his career as a CPA with Coopers & Lybrand after graduating with a BSBA in Accounting from Bowling Green State University in Bowling Green, Ohio.

Executive Compensation

The following table shows, for the fiscal years ending December 31, 2004, 2003 and 2002, the cash and other compensation paid by the Company to each of its executive officers.

Summary Compensation Table

					Long-Term Compensation
		Annual Compensation			Awards
Name and Principal Position	Year	Salary	Bonus	Other Annual Compensation(1)	Securities Underlying Options(#)
James D. Hartman	2004	$217,404	$9,176	$5,412	20,000
Chairman and Chief	2003	198,846	4,971	3,653	15,000
Executive Officer	2002	187,692	14,256	4,181	15,000

Mark C. Kraus	2004	$166,442	$16,820	$3,342	10,000
Senior Vice President	2003	148,846	3,721	2,722	15,000
and Chief Technology	2002	137,692	10,623	2,982	15,000
Officer

James L. Mellor(2)	2004	$165,769	$4,144	$4,317	0
Senior Vice President of	2003	23,077	0	216	30,000
Sales & Marketing

James M. Reed	2004	$108,539	$14,000	$1,012	3,000
Vice President of Sales	2003	93,942	2,338	1,246	4,000
	2002	77,475	5,757	175	8,000

Michael D. Erdmann	2004	$104,758	$8,053	$1,346	5,000
Controller and Corporate	2003	97,071	2,912	1,776	4,000
Secretary	2002	93,024	7,538	1,999	5,000

James E. McCrave(2)	2004	$104,191	$2,681	$1,583	0
Vice President of	2003	15,000	0	413	10,000
Administration

(1)          Consists of a matching contribution made by the Company to its 401(k) plan, payments to cover long-term disability insurance premium charges and automobile reimbursements.

(2)          Messrs. Mellor and McCrave became employees of the Company in October 2003.

Option/SAR Grants During Fiscal Year

The following table contains information concerning grants of stock options to the Company’s executive officers during fiscal year ending December 31, 2004:

	Options	% of Total Options Granted to Employees	Exercise Price Per Share	Expiration	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term(1)
Name	Granted(2)	in 2004	($/Share)	Date	5%	10%
James D. Hartman	20,000	11.2%	$13.60	02/11/10	$92,506	$209,865
Mark C. Kraus	10,000	5.6%	13.60	02/11/10	46,253	104,932
James L. Mellor	0	—	—	—	—	—
James M. Reed	3,000	1.7%	13.60	02/11/10	13,876	31,480
Michael D. Erdmann	5,000	2.8%	13.60	02/11/10	23,127	52,466
James E. McCrave	0	—	—	—	—	—

(1)          These amounts represent the realizable value of the subject options six years from the date of grant (the term of each option), without discounting to present value, assuming appreciation in the market value of the Company’s common stock from the market price on the date of grant at the rates indicated. Actual gains, if any, on stock option exercises are dependent on the future performance of the common stock, and overall stock market conditions. The amounts reflected in this table may not necessarily be achieved.

(2)          The options vest with respect to 20% of the shares underlying the option, beginning on the first anniversary of the date of grant and on each anniversary of the date of grant thereafter for a total of five years.

Aggregated Option/SAR Exercises in 2004 and Option Values as of December 31, 2004

The following table indicates the exercise of stock options during the fiscal year ending December 31, 2004 by the Company’s executive officers.

Name	Shares Acquired on Exercise (#)	Value Realized ($)	Underlying Unexercised Options at Fiscal Year-End Exercisable/Unexercisable (#)	In-The-Money Option at Fiscal Year-End ($) Exercisable/Unexercisable
James D. Hartman	0	0	143,500 / 49,000	$1,235,898 / $96,290
Mark C. Kraus	15,000	$102,378	49,375 / 40,000	$349,498 / $107,840
James L. Mellor	0	0	6,000 / 24,000	$0 / $0
James M. Reed	0	0	4,000 / 11,000	$9,592 / $21,328
Michael D. Erdmann	5,500	0	24,800 / 14,200	$198,351 / $32,254
James E. McCrave	0	0	2,000 / 8,000	$0 / $0

Comparative Stock Performance

The SEC requires that the Company include in this Proxy Statement a line graph presentation comparing cumulative, five-year shareholder returns on an indexed basis with a broad market index and either a nationally-recognized industry standard or an index of peer companies selected by the Company.  The Company has chosen to use the Nasdaq Stock Market (U.S. Companies) Index as its broad market index and the Nasdaq Non-Financial Stock Index as its peer group index.  The table below compares the cumulative total return as of the end of each of the Company’s last five fiscal years on $100 invested as of December 31, 1999 in the common stock of the Company, the Nasdaq Stock Market Index and the Nasdaq Non-Financial Stock Index, assuming the reinvestment of all dividends:

	12/31/99	12/31/00	12/29/01	12/31/02	12/31/03	12/31/04
Enpath Medical, Inc.	$100.00	$339.42	$1,229.07	$667.46	$1,038.70	$853.08
Nasdaq Stock Market (U.S.)	$100.00	$60.71	$50.91	$32.82	$49.23	$53.46
Nasdaq Non-Financial Stocks	$100.00	$58.29	$44.54	$29.13	$44.74	$48.18

Since the Company’s fiscal year ends on the last calendar day of December each year, data in the above table reflects market values for the Company’s stock and Nasdaq indices as of the close of trading on the last trading day of each year presented.

Employment Agreements

James D. Hartman.  The Company and James D. Hartman entered into an employment agreement dated February 19, 1996 that had an initial term through December 31, 1996.  Since December 31, 1996, the agreement has continued on a month-to-month basis and may be terminated by either the Company or the employee upon thirty days written notice.   In addition, the Company may terminate Mr. Hartman’s employment for cause and upon his death or incapacity.  The annual base salary of Mr. Hartman as set by the Board of Directors for 2005 is $215,000.  The agreement contains non-competition, confidentiality and assignment of invention provisions benefiting the Company.

James L. Mellor.  The Company and James L. Mellor entered into an employment agreement effective as of October 24, 2003.  The agreement had an initial term through December 31, 2004, and continues thereafter on an at-will basis, with either party having the right to terminate the agreement on thirty days written notice.  In addition, the Company may terminate Mr. Mellor’s employment for cause and upon his death or incapacity.  The annual base salary of Mr. Mellor as set by the Board of Directors for 2005 is $168,000.  The agreement contains non-competition, confidentiality and assignment of invention provisions benefiting the Company.

Compensation Committee Interlocks and Insider Participation in Compensation Decisions

Our executive compensation programs are administered by the Compensation Committee of the Board of Directors.  The Committee is currently composed of independent, non-employee directors, none of whom was at any time during the past fiscal year an officer or employee of the Company, was formerly an officer of the Company or any of its subsidiaries, or had any employment relationship with the Company.  Mr. Hartman, the Company’s Chairman and Chief Executive Officer, participated in the deliberations of the Compensation Committee regarding executive compensation that occurred during fiscal 2003, but did not take part in deliberations regarding his own compensation.  Mr. Hartman’s participation in the deliberations of the Compensation Committee included providing information on the performance of people who work at the Company and advisory recommendations regarding the appropriate levels of compensation for the Company’s officers.

Report of the Compensation Committee

This is a report of the Compensation Committee of the Board of Directors of the Company, which is comprised of Messrs. Auth (Chair), Dale and Jones, each of whom are non-employee directors.  This report is not being incorporated by reference into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934 and may not otherwise be deemed to be filed under either Act.

The Compensation Committee reviews and makes recommendations to the Board of Directors regarding the salaries, compensation and benefits of executive officers and senior management of the Company.

The Company’s policy with respect to the compensation of executive officers is based upon the following principles: (1) executive base compensation levels should be established by comparison of job responsibility to similar positions in comparable companies and be adequate to retain highly-qualified personnel and (2) variable compensation should be established to provide incentive to improve performance and shareholder value.  In determining executive officers’ annual compensation, the Compensation Committee considers the overall performance of the Company, as well as the particular executive officer’s position at the Company and the executive officer’s performance on behalf of the Company.  Rather than applying a formulaic approach to determining annual compensation, the Compensation Committee uses various surveys of executive compensation for companies of a similar size in comparable industries as a basis for determining competitive levels of cash compensation.

During 2004, salaries of executive officers, including the Company’s Chief Executive Officer, were set at levels that recognized salary rates in the industry.  The Company believes that such salaries approximate the salaries of similarly situated individuals at comparable companies.  Mr. Hartman’s base salary was set at $215,000 in 2004 as compared to $200,000 in 2003.  The increase in base salary of $15,000 represents both a merit increase, as well as a market adjustment.  The increase also reflected the significant increase in both the scope and complexity of Mr. Hartman’s responsibilities as a result of the Company’s successful acquisition of the assets of BIOMEC Cardiovascular Inc. in October 2003.  The Committee has set Mr. Hartman’s salary for 2005 at the same level of $215,000 as in 2004.

Executive officers are all eligible for bonuses under the Company’s salaried bonus plan, which the Board of Directors approves.  The plan is based upon the Company’s overall performance plus the completion of certain agreed upon goals.  For 2004, the Compensation Committee established performance goals upon which cash bonuses would be established.  Under the 2004 Bonus Plan, Mr. Hartman was eligible to receive a bonus of up to 31% of his salary.  Payments under the bonus plan are based upon a variety of factors, including the profitability of the Company’s two divisions, overall Company profitability, and advancement of long-term corporate objectives, including product development, customer satisfaction and financial goals.  Mr. Hartman’s bonus opportunity for 2004 was approximately $66,000, of which he received an actual bonus of $9,176 related to the financial performance of the Company’s Delivery Systems Division and the achievement of approximately fifty percent of certain corporate objectives.

The Compensation Committee is establishing specific performance goals as well as an overall plan for 2005 upon which cash bonuses will be established.

The Company provides long-term incentives to its executives, and ties a portion of executive compensation to Company performance, through grants of stock options under the Company’s 1999 Incentive Stock Option Plan.  In February 2004, the Company granted Mr. Hartman an option to purchase 20,000 shares for his services as President and Chief Executive Officer, in part to reward Mr. Hartman for completing the acquisition of BIOMEC Cardiovascular Inc. and to provide an additional incentive for him to maximize the potential of that acquisition.  The Committee believes this grant appropriate compensation for Mr. Hartman’s performance during 2003 and believes that the grant provides Mr. Hartman an additional incentive to improve the performance of the Company and the performance of its common stock in the market.  Mr. Hartman received an option grant to acquire 10,000 shares in 2005 for similar reasons.

Submitted by the Compensation
Committee of the Board of Directors:

Thomas L. Auth, Chairman
Michael D. Dale
Trevor O. Jones

OTHER INFORMATION

Annual Report

The Company’s Annual Report for the fiscal year ended December 31, 2004, which includes the Annual Report on Form 10-K, as filed with the SEC, accompanies this Notice of Annual Meeting and proxy solicitation material.  A copy of the Company’s Form 10-K Annual Report, excluding exhibits, as filed with the SEC, may be obtained by shareholders without charge upon written request to the Company’s Secretary at the Company’s address listed on page 1 of this Proxy Statement.

Proposals of Shareholders

Any shareholder proposal intended for inclusion in the Company’s proxy materials for the 2006 Annual Meeting of Shareholders must be received by the Secretary of the Company no later than the close of business on November 20, 2005.

A shareholder who wishes to make a proposal for consideration at the 2006 Annual Meeting, but does not seek to include the proposal in our proxy materials, must notify our Secretary.  The notice must be received no later than February 4, 2006.  If the notice is not timely, then the persons named on our proxy card for the 2006 Annual Meeting may use their discretionary voting authority when the proposal is raised at the meeting.

Contacting the Board of Directors

Any shareholder who desires to contact our Board of Directors may do so by writing to the Board of Directors, generally, or to an individual Director at:

Enpath Medical, Inc.

15301 Highway 55 West

Plymouth, Minnesota 55447

Communications received electronically or in writing are distributed to the full Board of Directors, a committee or an individual Director, as appropriate, depending on the facts and circumstances outlined in the communication received.  For example, a complaint regarding accounting, internal accounting controls or auditing matters will be forwarded to the Chair of the Audit Committee for review.  Complaints may be submitted on a confidential or anonymous basis.

Other Matters

The Board of Directors is not aware that any matter other than those described in the Notice of Annual Meeting of Shareholders to which this Proxy Statement is appended will be presented for action at the meeting.  If, however, other matters do properly come before the meeting, it is the intention of the persons named in the proxy to vote the proxied shares in accordance with their best judgment on said matters.

It is important that proxies be returned promptly with instructions as to voting.  Shareholders who do not expect to attend the meeting in person are urged to mark, sign, date and send in the proxies by return mail.

By Order of the Board of Directors

/s/ Michael D. Erdmann
Michael D. Erdmann,
Secretary

ENPATH MEDICAL, INC.

Radisson Hotel & Conference Center

3131 Campus Drive
Plymouth, Minnesota 55441

Annual Meeting of Shareholders

April 28, 2005
3:45 p.m., Minneapolis Time

ENPATH MEDICAL, INC. 15301 Highway 55 West Plymouth, Minnesota 55447	proxy

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR USE AT THE ANNUAL MEETING ON APRIL 28, 2005.

The undersigned hereby appoints Richard F. Sauter and James D. Hartman, or either of them, as the Named Proxies with full power of substition to vote all shares of common stock of Enpath Medical, Inc. held of record in the name of the undersigned at the close of business on March 16, 2005 at the Annual Meeting of Shareholders of Enpath Medical, Inc. to be held on Thursday, April 28, 2005 at 3:45 p.m., Minneapolis time, at the Radisson Hotel & Conference Center, 3131 Campus Drive, Plymouth, Minnesota 55441, or at any adjournment or adjournments, hereby revoking all former proxies.

Please mark, sign, date and return the proxy card promptly using the enclosed envelope.

See reverse for voting instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we’ve provided or return it to Enpath Medical, Inc., c/o Shareowner Services,SM P.O. Box 64873, St. Paul, MN 55164-0873.

1.	To elect six (6) directors to serve until the next Annual Meeting of Shareholders or until their successors are duly elected.	01 Thomas L. Auth 02 Michael D. Dale 03 Albert Emola	04 James D. Hartman 05 Trevor O. Jones 06 Richard F. Sauter	☐	Vote FOR all nominees (except as marked)	☐	Vote WITHHELD from all nominees

(Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right.)

ò  Please fold here  ò

2.

To amend the 1999 Non-Employee Director and Medical Advisory Board Stock Option Plan to (a) increase the number of shares of common stock authorized for issuance thereunder by 200,000, from 200,000 to 4000,000 shares, and (b) to amend the Plan to allow for grants of restricted stock.

		☐	For	☐	Against	☐	Abstain
3.	To amend the 1999 Incentive Stock Option Plan to allow for grants of restricted stock.	☐	For	☐	Against	☐	Abstain
4.	To ratify the appointment of McGladrey & Pullen, LLP as independent auditors for the Company for the fiscal year ending December 31, 2005.	☐	For	☐	Against	☐	Abstain
5.	In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR EACH PROPOSAL.

Address Change? Mark Box    ☐

Indicate changes below:

Dated:

Signature(s) in Box

Please sign exactly as your name(s) appear on Proxy. If held in joint tenancy, all persons must sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy.